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                                   AGREEMENT

     THIS AGREEMENT, as of March 6, 1998 and effective as provided below, by and between LUMEN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and HENRY C. BAUMGARTNER, a resident of California ("Baumgartner").

                             W I T N E S S E T H:

     WHEREAS, Baumgartner currently is the Chairman of the Board and Chief Executive Officer of ILC Technology, Inc., a California corporation (referred to hereinafter "ILC") and Baumgartner and ILC are parties to various agreements relating to Baumgartner's employment by ILC (the "Employment Contract");

     WHEREAS, ILC and the Company previously have entered into an agreement regarding the merger of a subsidiary of the Company into ILC whereby the shareholders of ILC acquire common stock of the Company in exchange for their ILC common stock ("Combination");

     WHEREAS, the Company and ILC desire to terminate the Employment Contract, pursuant to the terms and conditions set forth herein in the event that the Combination is closed;

     WHEREAS, Baumgartner is willing to accept such termination, pursuant to the terms and conditions set forth herein, in the event that the Combination is closed;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, receipt of which is acknowledged hereby, the Company and Baumgartner agree as follows:

     1. COMMENCEMENT. This Agreement shall be expressly conditioned upon the closing of the Combination between the Company and ILC. If the Combination does not close, this Agreement shall terminate with no further obligations between the parties. If the Combination does close, this Agreement shall become fully effective on such closing date and such closing date shall be the "Effective Date" of this Agreement.

     2. TERMINATION AND COMPENSATION. Effective on the Effective Date, Baumgartner's term as an officer or director of ILC, and his employment by ILC, shall end without further notice. In consideration for such termination and Baumgartner's acceptance thereof, the Company shall pay Baumgartner or his estate, and Baumgartner shall accept from the Company, as consideration and in full satisfaction for termination of the Employment Contract and Baumgartner's full observance and performance of all of the provisions hereof, the total amount of $1,100,000 payable as follows:

          a. $300,000 on the date of the execution hereof;

          b. $300,000 on the first anniversary date hereof; and

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          c. $166,666 on each of the third, fourth and fifth anniversary dates hereof.

Baumgartner acknowledges and agrees that he shall not be eligible for any other payments whatsoever, whether as an employee or otherwise, and that he will not participate in any of the Company's bonus or benefit programs in effect from time to time.

     3. TERMINATION OF EMPLOYMENT CONTRACT. The parties acknowledge that Baumgartner and ILC are parties to the existing Employment Contract. Upon the date hereof, and in consideration of the payments set forth in Section 3, above, and the mutual covenants and agreements contained herein, the Employment Contract shall terminate and neither ILC nor the Company shall have any obligations thereunder other than in respect of salary accrued through and unpaid as of such date.

     4. CONFIDENTIALITY. For purposes of this Section 4, all references to the Company shall be deemed to include the Company's subsidiary corporations and affiliates, including (without limitation) ILC. Baumgartner acknowledges that he has had and in the future will have knowledge of, and access to, proprietary and confidential information of the Company and its affiliates, including (without limitation) ILC, including (without limitation), inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information and the identity of customers and suppliers (collectively, the "Confidential Information"), after August 1, 1996, and that such information, even though it may be contributed, developed or acquired by Baumgartner, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, Baumgartner shall not, at any time, during the five (5) year period commencing upon the Effective Date, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company, and other responsible persons who are in a contractual or fiduciary relationship with the Company, and who have a need for such information for purposes in the best interests of the Company, as appropriate, and except for such information which is or becomes of general public knowledge in the industry from authorized sources other than Baumgartner or is required to be disclosed pursuant to order of any court or regulatory agency of competent jurisdiction. Baumgartner acknowledges that the Company would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of the Company.

     5. REMEDIES. The restrictions set forth in section 4 are considered by the parties to be fair and reasonable. Baumgartner acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Section 4. Accordingly, Baumgartner agrees that, in

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addition to any other remedies available to the Company, the Company shall be entitled to seek injunctive and other equitable relief to secure the enforcement of these provisions. If any provisions of Section 4 are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     6. MISCELLANEOUS.

          A. SURVIVAL. The provisions of Sections 4 and 5 shall survive the termination of this Agreement.

          B. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

          C. MODIFICATION. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

          D. WAIVER. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

          E. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Baumgartner and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and assigns.

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          F. COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

     To the Company:          Lumen Technologies, Inc.
                              555 Theodore Fremd Avenue
                              Suite B-302
                              Rye, NY 10580

     To Baumgartner:          Henry C. Baumgartner
                              737 Westridge Avenue
                              Portola Valley, CA 94025


          G. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provisions held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

          H. JURISDICTION VENUE. This Agreement shall be subject to the exclusive jurisdiction of the courts of California. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of California and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of California, or the Federal Courts having concurrent geographic jurisdiction, for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement. In the event of any dispute arising hereunder, the prevailing party shall be entitled to recover from the other all costs and expenses, including reasonable attorney's fees, incurred by such prevailing party in connection therewith.

          I. GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

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     IN WITNESS WHEREOF, each of the parties hereto have duly executed this
Agreement as of the date set forth above.


               LUMEN TECHNOLOGIES, INC.


               By: /s/
                   -----------------------------
               Its: Chief Financial Officer
                   -----------------------------


               EMPLOYEE

               /s/ Henry Baumgartner
               ---------------------------------
                   Henry C. Baumgartner


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